SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549



FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):  June 10, 2002
PHARMACEUTICAL FORMULATIONS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE
0-11274
22-2367644
(State or Other Jurisdiction
(Commission
(IRS Employer
of Incorporation)
File Number)
Identification No.)

460 PLAINFIELD AVENUE, EDISON, NEW JERSEY 08818
(Address of Principal Executive Offices, including Zip Code)
Registrant's telephone number, including area code:  732-985-7100
N.A.
(Former Name or Former Address, if Changed Since Last Report)


ITEM 5.  OTHER EVENTS
The Company did not make the June 15, 2002 interest payment due under its 8% Convertible Subordinated Debentures due 2002. It is the Company's intention to make such payments within the 30 day period allowed before such nonpayment would become an event of default under the debenture indenture.

ITEM 9.  REGULATION FD DISCLOSURE

	On June 20, 2002, the Company issued a press release regarding its outstanding debentures, which read as follows:

PHARMACEUTICAL FORMULATIONS, INC. ANNOUNCES COMPLETION OF
OFFER TO EXTEND PAYMENT TERMS ON DEBENTURES, REPAYMENT OF
REMAINING DEBENTURE DEBT AND EXTENSION OF RIGHTS OFFERING

EDISON, NJ, June 20, 2002 -- PHARMACEUTICAL FORMULATIONS, INC. ("PFI" or the "Company") announced today that it has completed an offer to holders of its 8% and 8.25% convertible subordinated debentures to extend the payment terms on those bonds, which were due to mature on June 15, 2002. An aggregate of $2,081,000 of the debentures were extended in accordance with the offer.
The outstanding remaining balances are $1,750,000 on the 8% debentures and $331,000 on the 8.25% debentures.

The Company also announced that it is extending its current rights offering to shareholders and employee stock option holders for a period of 45 days to August 9, 2002. The rights offering had been scheduled to expire on June 25, 2002.

	OFFER TO DEBENTUREHOLDERS

The offer to debentureholders extended the payment date to June 15, 2003 at the current interest rate of 8% or 8.25%, depending on which bonds are held. In exchange for the debentureholders' signed agreement to extend the maturity date on the debentures, they received a one-time up-front fee of $50 per $1,000 of debenture principal held by them. Also, the privilege to convert the debentures into common stock of PFI was adjusted from $48.00 per share on the 8% Debentures to $.34 and from $0.39 per share on the 8.25% Debentures to $.34.

The remaining principal balance of $3,526,000, due to debentureholders who did not accept the extension offer, was repaid in cash from loans made to PFI by ICC Industries Inc. ("ICC"). In addition, on June 10, 2002, the Company repaid $400,000 of bonds due the New Jersey Economic Development Authority, also with funds provided by ICC.

RIGHTS OFFERING
Each person who was a holder of PFI common stock at the close of business on May 7, 2002, other than ICC, has received 2.8 subscription rights for each share of common stock they hold. Each employee of PFI who is holder of an option to purchase common stock has received 2.8 rights for each share of common stock covered by the option agreement.
The ratio of 2.8 rights for each share of common stock will enable non-ICC stockholders to restore their percentage interests in the Company substantially to the level that existed prior to the recent ICC conversions. This was the objective used in the determination of the number of rights per share. Rights holders will be entitled to purchase one share of common stock for each right held at a price of $.34 per share. An aggregate of 34,467,741 shares of common stock will be sold if all rights are exercised.

PFI has undertaken this rights offering for two reasons: firstly, to enable its stockholders, other than ICC Industries Inc. ("ICC"), to be able to purchase additional shares of its common stock at the same price as was used to effectuate conversions of debt and preferred stock by ICC in December 2001 and January 2002; and secondly, to raise additional capital.

ICC Industries Inc., the holder of approximately 74.5 million shares (approximately 87%) of the common stock of PFI, is a major international manufacturer and marketer of chemical, plastic and pharmaceutical products with 2001 sales in excess of $1.6 billion.

This press release may contain forward-looking information and should be read in conjunction with the Company's Form 10-K and quarterly and periodic reports on Forms 10-Q and 8-K as filed with the Securities and Exchange Commission.




SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMACEUTICAL FORMULATIONS, INC.


By:
/s/ Walter Kreil

Name:  Walter Kreil

Title:   Vice President and Chief Financial
Officer

Dated:  June 24, 2002





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